Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274328

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 1, 2023)

168,500 Shares of Common Stock

Prefunded Warrants to Purchase 219,700 Shares of Common Stock

We are offering 168,500 shares (“Shares”) of our common stock, par value $0.001 per share (“common stock”) and an aggregate of 219,700 prefunded warrants (each a “Prefunded Warrant” and collectively, the “Prefunded Warrants”) to purchase up to 219,700 shares of common stock directly to certain institutional investors and accredited investors pursuant to this prospectus supplement and accompanying prospectus. The Shares are being sold at an offering price of $3.315 per share. The Prefunded Warrants are being sold at a price of $3.314 per Prefunded Warrant, which is equal to the offering price per Share less $0.001. Subject to limited exceptions, a holder of a Prefunded Warrant will not have the right to exercise any portion of its Prefunded Warrant if the holder, together with its affiliates, would beneficially own in excess of either 9.99% or 4.99%, as determined by the investor, of the number of shares of common stock outstanding immediately after giving effect to such exercise.

In a concurrent private placement (the “Private Placement”), we are also selling to such investors an aggregate of 388,200 common stock purchase warrants (“Warrants”). The Warrants have a term of seven years and an exercise price of $3.19 per share. The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus. Please see the section of this Prospectus Supplement entitled “Private Placement Transactions” for a further description of the Private Placement.

In a separate concurrent insider private placement (the “Insider Private Placement”), we are also selling to certain of our officers 7,956 shares of our common stock and an aggregate of 7,956 Warrants. Please see the section of this Prospectus Supplement entitled “Private Placement Transactions” for a further description of the Insider Private Placement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CYCC.” On December 21, 2023, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $3.60 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates was $7,940,365, based on 842,854 outstanding shares of common stock, of which 835,740 shares were held by non-affiliates, and a price of $9.501 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on November 6, 2023 (a date within 60 days of the date hereof). As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus (but excluding this offering). In no event will we sell securities pursuant to such registration statement in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million and General Instruction I.B.6 of Form S-3 continues to apply to us.

This investment involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

We have engaged Ladenburg Thalmann & Co. Inc., or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Prefunded Warrant	Total
Offering price	$3.315	$3.314	$1,286,663.30
Placement agent’s fees (1)	$0.26520	$0.26512	$102,933.07
Proceeds, before expenses, to us (2)	$3.04980	$3.04888	$1,183,730.24

(1)	See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information on placement agent compensation.
(2)	The amount of the offering proceeds to us presented in this table does not take into account the proceeds from the exercise of any of the Prefunded Warrants or Warrants or any of the placement agent warrants.

The table above does not take into account the compensation or proceeds in connection with the Insider Private Placement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Shares and Prefunded Warrants is expected to be made on or about December 26, 2023, subject to the satisfaction of certain closing conditions.

Ladenburg Thalmann

The date of this prospectus supplement is December 21, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” of page S-15 and “Incorporation of Certain Information by Reference” on page S-16 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we authorize for use in connection with this offering. Neither we nor the placement agent have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we authorize for use in connection with this offering is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Except as otherwise indicated or unless the context otherwise requires, references to “Company,” “we,” “us,” “our,” “Cyclacel Pharmaceuticals,” or “Cyclacel,” refer to Cyclacel Pharmaceuticals, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and the information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein), including the risks of investing in our securities discussed under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, before making your investment decision.

Overview

We are a clinical-stage biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation, epigenetics and mitosis control biology. We are a pioneer company in the field of cancer cell cycle biology with a vision to improve patient healthcare by translating insights in cancer biology into medicines that can overcome resistance and ultimately increase a patient’s overall survival. Our primary focus has been on our transcriptional regulation program, which is evaluating fadraciclib (or fadra), a CDK2/9 inhibitor, in solid tumors and lymphoma. Separately, our epigenetic/anti-mitotic program is evaluating plogosertib (or plogo), a PLK1 inhibitor, in solid tumors and lymphoma.

We are evaluating oral fadra and plogo in our Phase 1/2 streamlined studies, the aim of which is to assess safety and identify signals of clinical activity which may lead to registration-enabling outcomes.

Fadraciclib Phase 1/2 Study in Advanced Solid Tumors and Lymphoma (065-101; NCT#04983810)

In this ongoing study, a total of 29 patients have been treated as monotherapy. The study is enrolling unselected, all comer patients with advanced solid tumors and lymphoma. Six patients have been treated on dose level 6A (125mg twice daily for 5 days per week, 4 out of 4 weeks). The sixth patient on dose level 6A with pancreatic cancer and CDKN2A deletion enrolled on the study experienced dose-limiting toxicity (or DLT) of hyperglycemia. The patient, who has a diabetic profile history and was on metformin treatment, remains on study as blood glucose level was managed. A previous patient on dose level 6A with a pre-diabetic profile had DLT of hyperglycemia which also resolved rapidly.

The previous dose level 5 (100mg twice daily for 5 days per week, 4 out of 4 weeks) on this schedule accrued six patients with no DLT and per protocol is safe for continued development.

Dose level 6B (150mg once daily for 7 days per week, 4 out of 4 weeks) continues accrual with two patients treated, which are ongoing at three and five cycles of treatment.

To date, single agent activity, including complete response, partial response and stable disease, has been observed in patients with advanced endometrial, squamous non-small cell lung cancer and T-cell lymphoma. Encouraging signals of activity were observed in patients with advanced cervical, hepatocellular, ovarian and pancreatic cancers.

We believe that fadra’s inhibition of CDK2 and CDK9 may be superior to inhibiting either CDK2 or CDK9 alone. Fadra tablets can be given orally with repeat dosing which has led to transient suppression of anti-apoptosis proteins with generally good tolerability and no Grade 3 or higher hematological toxicity in the first cycle.

The Phase 2 part of the 065-101 study is designed to further evaluate fadra safety and efficacy in up to eight cohorts defined by histology and/or next generation sequencing. The study is powered to demonstrate response in the molecular subtype suggested by the Phase 1 data and others that may be sensitive.

Plogosertib Phase 1/2 Study in Advanced Solid Tumors and Lymphoma (140-101; NCT#05358379)

In this ongoing study, 15 patients have been treated at five dose escalation levels with no dose limiting toxicities observed. The proof-of-concept stage includes seven mechanistically relevant cohorts including patients with bladder, breast, colorectal (including KRAS mutant), hepatocellular and biliary tract, and lung cancers (both small cell and non-small cell), as well as lymphomas. An additional basket cohort will enroll patients with biomarkers relevant to the drug’s mechanism, including MYC amplified tumors. The protocol allows for expansion of individual cohorts based on response which may allow acceleration of the clinical development and registration plan for plogosertib.

We currently retain all marketing rights worldwide to the compounds associated with our drug programs.

Company Information

We were incorporated in Delaware in August 1997. Our corporate headquarters are located at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922, and our telephone number is 908-517-7330. Our employees are located in the United States and the United Kingdom.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. As a result, the information that we provide may be different than you might receive from other public reporting companies in which you hold equity interests.

Our corporate website address is www.cyclacel.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. The Securities and Exchange Commission maintains an internet site that contains our public filings with the Securities and Exchange Commission and other information regarding our company, at www.sec.gov. These reports and other information concerning our company may also be accessed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The contents of these websites are not incorporated into this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual reference only.

Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. Our design logo, “Cyclacel,” and our other registered and common law trade names, trademarks, and service marks are the property of Cyclacel Pharmaceuticals, Inc.

The trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

Reverse Stock Split

Effective at 5:00 p.m. Eastern Time on Friday, December 15, 2023, we effected a reverse stock split of our outstanding common stock (“Reverse Split”). As a result of the Reverse Split, each of our stockholders received one new share of common stock for every 15 shares such stockholder held immediately prior to the effective time of the Reverse Split. The Reverse Split affected all of our issued and outstanding shares of common stock equally. The Reverse Split also affected our outstanding stock options, warrants and other exercisable or convertible securities and resulted in the shares underlying such instruments being reduced and the exercise price being increased proportionately. No fractional shares were issued as a result of the Reverse Split. Any fractional shares that would have otherwise resulted from the Reverse Split was paid in cash, at an amount equal to the resulting fractional interest in one share of the common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on December 15, 2023.

The Offering

Securities offered by us	168,500 shares of common stock and an aggregate of 219,700 Prefunded Warrants to purchase an aggregate of 219,700 shares of common stock.

Offering price per Share	$3.315

Offering price per Prefunded Warrant	$3.314, which is equal to the offering price per share of common stock less $0.001

Shares of common stock to be outstanding immediately after this offering	1,019,310 shares (excluding the Prefunded Warrants and assuming no exercise of the Prefunded Warrants, the Warrants issued in the Private Placement or the Warrants issued in the Insider Private Placement).

Concurrent Private Placement of Warrants to purchasers in this offering

In the Private Placement, we are also selling an aggregate of 388,200 common stock purchase warrants (“Warrants”). The Warrants have a term of seven years and an exercise price of $3.19 per share. The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus.

Pursuant to the securities purchase agreement, dated December 21, 2023, by and among us and the purchasers in the Private Placement, we have agreed to file within 30 days following the date of the transaction documents (December 21, 2023), a registration statement on Form S-1 providing for the resale by holders of shares of our common stock issuable upon the exercise of the Warrants, and we will be required to have such resale registration statement effective by the 60th day following the Closing Date (or, in the event of a “full review” by the Commission, the 90th calendar day following the Closing Date). Further, we agreed to use best efforts to keep such registration statement effective at all times until no Purchaser owns any Warrants or shares of Common Stock issued upon exercise of the Warrants.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $1.0 million after deducting placement agent fees and other estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See the section titled “Use of Proceeds” on page S-9 in this prospectus supplement.

Risk factors	Investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors” on page S-6 in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider before investing in our securities.

Nasdaq Capital Market symbol	“CYCC”

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 842,854 shares of common stock outstanding as of September 30, 2023, and excludes:

•	145,446 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2023 at a weighted average exercise price of $58.97 per share;

•	34,798 shares of common stock issuable upon vesting of restricted stock units outstanding as of September 30, 2023 at a weighted average exercise price of $16.24 per share;

•	22,466 shares of common stock reserved for future issuance under our equity incentive plan as of September 30, 2023;

•	5,333 shares of common stock reserved for future issuance under our inducement equity incentive plan as of September 30, 2023;

•	215,624 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2023 at a weighted-average exercise price of $133.09 per share;

•	440 shares of common stock issuable upon the conversion of 264 shares of our Series A Convertible Preferred Stock, par value $0.001 per share, outstanding as of September 30, 2023;

•	5 shares of common stock issuable upon the conversion of 335,273 shares of our 6% Convertible Exchangeable Preferred Stock, par value $0.001 per share, outstanding as of September 30, 2023; and

•	79,248 shares of common stock issuable upon the conversion of 237,745 shares of our Series B Convertible Preferred Stock, par value $0.001 per share, outstanding as of September 30, 2023.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the outstanding options or warrants described above; (ii) no exercise of the Warrants to be issued to the investors in the Private Placement, (iii) no exercise of the Warrants issued in the Insider Private Placement, and (iv) all of the Prefunded Warrants issued in this offering are exercised.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below, together with the risks and uncertainties discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K/A for the year ended December 31, 2022 as well as our subsequent filings with the SEC, and as incorporated by reference herein, and as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference herein. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section herein titled “Special Note Regarding Forward-Looking Statements” on page S-8.

Risks Related to this Offering

There is no public market for the Prefunded Warrants or the Warrants being sold in this offering or the concurrent Private Placement.

There is no established public trading market for the Prefunded Warrants or the Warrants being offered in this offering or the concurrent the Private Placement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Prefunded Warrants or Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Prefunded Warrants and Warrants will be limited.

Any holder of a Prefunded Warrant or Warrant will have no rights as a holder of our common stock until such holder exercises its Prefunded Warrant and/or Warrant and acquires our common stock.

Until the holder of any Prefunded Warrant or Warrant exercises such Prefunded Warrant and/or Warrant and acquires shares of our common stock, such holder will have no rights with respect to the shares of our common stock underlying such Prefunded Warrant or Warrant. Upon exercise of such Prefunded Warrant or Warrant, the holder will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

A significant holder or beneficial holder of our common stock may not be permitted to exercise the Prefunded Warrant or Warrant that it holds.

A holder of the Prefunded Warrants and/or Warrants will not be entitled to exercise any portion of the Prefunded Warrants or Warrants that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% or 4.99%, as determined by the investor, (in the case of the Prefunded Warrant) or 4.99% (in the case of the Warrant) of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrant or Warrant and subject to such holder’s rights under the Prefunded Warrant and Warrant to increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from such holder to us. As a result, a holder may not be able to exercise its Prefunded Warrants or Warrants for shares of our common stock at a time when it would be financially beneficial for such holder to do so. In such a circumstance, a holder could seek to sell its Prefunded Warrants or Warrants to realize value, but it may be unable to do so in the absence of an established trading market.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed and/or the number of shares of our common stock issuable upon exercise of the Prefunded Warrants as well as the Warrants being sold concurrently herewith, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering and the Private Placement.

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the Warrants, the holder thereof may exercise the Warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the Warrants at the time that holders wish to exercise such warrants, they will be able to exercise such warrants on a “cashless basis”. As a result, the number of shares of common stock that holders will receive upon exercise of the Warrants will be fewer than it would have been had such holders exercised such warrants for cash. We have agreed to file a registration statement to register the shares of common stock underlying the Warrants, or the Warrant Shares, as soon as practicable (and in any event within 30 calendar days of the date of this prospectus supplement), and use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the closing date of this offering, subject to certain exceptions. If the Warrants are exercised on a “cashless” basis, we will not receive any consideration from such exercises.

Provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants being sold in the Private Placement could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. Further, the Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exceptions, holders of such warrants will have the right, at their option, to receive from us or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in the fundamental transaction in the amount of the Black Scholes value (as described in such warrants) of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction. These and other provisions of the Warrant could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our common stock.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a significant number of shares of our common stock in the public market or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

We might apply the net proceeds from this offering and the Private Placement in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering and the Private Placement for general corporate purposes, including working capital. However, our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

Any statements in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	the size and growth potential of the markets for our products, and our ability to serve those markets;

•	the rate and degree of market acceptance of our products;

•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

•	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

•	our ability to compete effectively in a competitive industry;

•	the success of competing technologies that are or may become available;

•	the performance of any third-party contract sales organizations, suppliers and manufacturers;

•	our ability to attract and retain key scientific or management personnel;

•	the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing;

•	our ability to comply with the covenants and satisfy certain conditions of any debt facility;

•	our ability to obtain funding for our operations; and

•	our ability to attract collaborators and strategic partnerships.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should refer to the risks and uncertainties described in the “Risk Factors” section contained in this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $1.0 million. We intend to use the net proceeds from this offering for working capital and general corporate purposes. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of common stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Description of Prefunded Warrants

In this offering, we are selling an aggregate of 219,700 Prefunded Warrants to purchase up to 219,700 shares of common stock. The Prefunded Warrants are being sold at a price of $3.314 per Prefunded Warrant, which is equal to the offering price per share of common stock less $0.001. The Prefunded Warrants will be exercisable immediately following the date of issuance.

The following is a brief summary of certain terms and provisions of the Prefunded Warrants being sold in this offering and is subject in all respects to the provisions contained in the Prefunded Warrants.

Exercisability. The Prefunded Warrants will be exercisable immediately following the date of issuance, and at any time thereafter in perpetuity. The Prefunded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. At any time, the Prefunded Warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Prefunded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Prefunded Warrant if the holder would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. The Prefunded Warrants have an exercise price of $0.001 per share. The exercise price and the number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our common stock. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our common stock, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our common stock, then the holders of the Prefunded Warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of common stock issuable upon exercise of the Prefunded Warrants without regard to any limits on exercise contained in the Prefunded Warrants.

Transferability. Subject to applicable laws, the Prefunded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Prefunded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Prefunded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Prefunded Warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the Prefunded Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Prefunded Warrants with the same effect as if such successor entity had been named in the Prefunded Warrant itself. Following such fundamental transaction, the holders of the Prefunded Warrants will be entitled to receive upon exercise of the Prefunded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prefunded Warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the Prefunded Warrants. If holders of shares of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Prefunded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Prefunded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Prefunded Warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until the holder exercises the Prefunded Warrant.

PRIVATE PLACEMENT TRANSACTIONS

In the concurrent Private Placement, we are selling an aggregate of 388,200 Warrants to purchase 388,200 shares of common stock. The Warrants have a term of seven years and an exercise price of $3.19 per share. The Warrants will be exercisable immediately following the date of issuance and expire seven years from the date of issuance.

In the Insider Private Placement, we are selling 7,956 shares of common stock and an aggregate of 7,956 Warrants to purchase shares of common stock.

The Warrants and the shares of common stock issuable upon exercise of the Warrants are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus. Accordingly, the purchasers in this offering may only sell the Warrants and the shares of our common stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Pursuant to the securities purchase agreement, dated December 21, 2023, by and among us and the purchaser signatories thereto, within 30 days following the date of such agreements, we will file a registration statement on Form S-1 providing for the resale by holders of shares of our common stock issuable upon the exercise of the Warrants and agree to have such registration statement effective by the 60th day from the date of such agreements (or, in the event of a “full review” by the Commission, the 90th calendar day from the date of such agreements), and will use our best efforts to keep such registration statement effective at all times until such date that the shares underlying the Warrants either (i) have been sold, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Warrants

The following is a brief summary of certain terms and provisions of the Warrants being sold in the Private Placement and is subject in all respects to the provisions contained in the Warrants.

Exercisability. The Warrants will be exercisable immediately following the date of issuance, and at any time thereafter up to seven years from the initial issuance date. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. Beginning six months following the issuance date of the Warrants, if at the time of exercise there is no effective registration statement registering the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. The Warrants have an exercise price of $3.19 per share. The exercise price and the number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our common stock. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our common stock, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our common stock, then the holders of the Warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of common stock issuable upon exercise of the Warrants without regard to any limits on exercise contained in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. Following such fundamental transaction, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the Warrants. If holders of shares of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us or the successor entity to repurchase, with such payment to occur in common stock of the Company or its successor, its Warrant at its fair value using the Black Scholes option pricing formula; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value per share of common stock in the fundamental transaction for each share of common stock underlying a Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until the holder exercises the Warrant.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated as of December 21, 2023, we have retained Ladenburg Thalmann & Co. Inc., or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the placement agency agreement, the placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the agreement. We may not sell the entire amount of the shares of our common stock and/or Prefunded Warrants offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the Shares and Prefunded Warrants we are offering pursuant to this prospectus supplement and accompanying prospectus to certain institutional and accredited investors through a securities purchase agreement directly between each investor and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the shares of our common stock, Prefunded Warrants, and Warrants offered hereby and pursuant to the Private Placement is expected to occur on or about December 26, 2023, subject to satisfaction of certain closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 8.0% of the aggregate gross proceeds raised in this offering and our concurrent private placement and to reimburse the placement agent’s expenses up to an aggregate of $85,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $100,000. In addition, the placement agent will also receive warrants that have substantially the same terms as the Warrants issued in the concurrent private placement to the purchasers in this offering to purchase that number of shares of our common stock equal to 6.0% of the aggregate number of shares of our common stock and Prefunded Warrants sold in this offering, or an aggregate of 23,769 shares of common stock, at an exercise price of $4.14375 per share. The placement agent warrants will be exercisable immediately following the date of issuance and will expire five years after the commencement of sales.

	Per Share	Per Prefunded Warrant	Total
Offering price	$3.3150	$3.3140	$1,286,663.30
Placement agent’s fees	$0.26520	$0.26512	$102,933.07
Proceeds, before expenses, to us	$3.04980	$3.04888	$1,183,730.24

The table above does not take into account the compensation or proceeds in connection with the Insider Private Placement.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement and the investment banking agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities purchase agreement has been included as an exhibit to a Current Report on Form 8-K that we will file with the SEC on December __, 2023 and will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Tail Fee

We have also agreed to pay the placement agent a tail fee equal to the cash fee of 8% and warrant compensation equal to 6% of shares of Common Stock (including securities convertible into Common Stock) in connection with any public or private offering or capital raising transaction within nine (9) months following the termination or expiration of the engagement letter with the placement agent in which the capital or financing is provided by the investors which the placement agent contacted during the term of the engagement letter.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Except as disclosed in this prospectus supplement and as provided in the investment banking agreement, we have no present arrangements with the placement agent for any further services.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Ellenoff Grossman & Schole LLP, New York, New York, will act as counsel to the placement agent.

EXPERTS

The consolidated financial statements of Cyclacel Pharmaceuticals, Inc. as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022 incorporated in this prospectus supplement by reference from the Cyclacel Pharmaceuticals, Inc. Annual Report on Form 10-K/A for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.cyclacel.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on March 8, 2023, as amended on November 29, 2023;

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 (other than the portions thereof that are furnished and not filed);

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023 as filed with the SEC on May 11, 2023, for the quarterly period ended June 30, 2023 as filed with the SEC on August 10, 2023, and for the quarterly period ended September 30, 2023 as filed with the SEC on November 29, 2023;

•	Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January 6, 2023, March 9, 2023, May 4, 2023, June 14, 2023, July 7, 2023, September 8, 2023, November 7, 2023, November 15, 2023, November 28, 2023, and December 12, 2023;

•	the description of our common stock contained in Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a copy of these filings, at no cost, by contacting: 200 Connell Drive, Suite 1500, Berkeley Heights, NJ 07922, telephone (908) 517-7330.

168,500 Shares of Common Stock

Prefunded Warrants to Purchase 219,700 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann

December 21, 2023

$100,000,000

CYCLACEL PHARMACEUTICALS, INC.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell securities from time to time in one or more offerings of up to $100,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYCC”.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of August 30, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $9,385,841, based on 12,514,454 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.75 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on July 19, 2023 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in these securities involves significant risks. See the information included under “Risk Factors” on page 6 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2023

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Cyclacel Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cyclacel.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-50626) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on March 8, 2023;

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 (other than the portions thereof that are furnished and not filed);

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023 as filed with the SEC on May 11, 2023 and for the quarterly period ended June 30, 2023 as filed with the SEC on August 10, 2023;

•	Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January 6, 2023, March 9, 2023, May 4, 2023, June 14, 2023, and July 7, 2023;

•	the description of our common stock contained in Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

You may request a copy of these filings, at no cost, by contacting: 200 Connell Drive, Suite 1500, Berkeley Heights, NJ 07922, telephone (908) 517-7330.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus, including the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

Any statements in this prospectus or incorporated by reference herein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	the size and growth potential of the markets for our products, and our ability to serve those markets;

•	the rate and degree of market acceptance of our products;

•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

•	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

•	our ability to compete effectively in a competitive industry;

•	the success of competing technologies that are or may become available;

•	the performance of any third-party contract sales organizations, suppliers and manufacturers;

•	our ability to attract and retain key scientific or management personnel;

•	the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing;

•	our ability to comply with the covenants and satisfy certain conditions of any debt facility;

•	our ability to obtain funding for our operations; and

•	our ability to attract collaborators and strategic partnerships.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should refer to the risks and uncertainties described in the “Risk Factors” section contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

ABOUT CYCLACEL PHARMACEUTICALS, INC.

We are a clinical-stage biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation and mitosis control biology. We are a pioneer company in the field of cancer cell cycle biology with a vision to improve patient healthcare by translating insights in cancer biology into medicines that can overcome resistance and ultimately increase a patient’s overall survival. Our primary focus has been on our transcriptional regulation program, which is evaluating fadraciclib, a CDK2/9 inhibitor, in solid tumors and hematological malignancies. Separately, our anti-mitotic program is evaluating plogosertib, a PLK1 inhibitor, in solid tumors and lymphoma.

We are evaluating oral fadraciclib and plogosertib in our Phase1/2 streamlined studies the aim of which is to assess safety and identify signals of clinical activity which may lead to registration-enabling outcomes.

Fadraciclib Phase 1/2 Study in Advanced Solid Tumors and Lymphoma (065-101; NCT#04983810)

In this ongoing study, twenty-eight patients have been treated in six dose escalation levels so far. The proof-of-concept stage includes seven histologically defined cohorts thought to be sensitive to the drug’s mechanism: breast, colorectal (including KRAS mutant), endometrial/uterine, hepatobiliary, ovarian cancers and lymphomas. An additional basket cohort will enroll patients regardless of histology with biomarkers relevant to the drug’s mechanism, including MCL1, MYC and/or cyclin E amplified.

Fadraciclib is also being evaluated in a Phase 1/2 study in hematological malignancies (065-102; NCT#05168904) which is currently in the dose escalation stage.

Plogosertib Phase 1/2 Study in Advanced Solid Tumors and Lymphoma (140-101; NCT#05358379)

Similar to fadraciclib, this ongoing open-label Phase 1/2 registration-directed trial uses a streamlined design and seeks to first determine in a dose escalation stage the recommended Phase 2 dose (or RP2D) for single-agent plogosertib. Once RP2D has been established, the trial will immediately enter into proof-of-concept, cohort stage, using a Simon 2-stage design. In this stage plogosertib will be administered to patients in up to seven mechanistically relevant cohorts including patients with bladder, breast, colorectal (including KRAS mutant), hepatocellular and biliary tract, and lung cancers (both small cell and non-small cell), as well as lymphomas. An additional basket cohort will enroll patients with biomarkers relevant to the drug’s mechanism, including MYC amplified tumors. The protocol allows for expansion of individual cohorts based on response which may allow acceleration of the clinical development and registration plan for plogosertib. The first patient was dosed in this study in April 2022 and twelve patients have been treated at the first three dose escalation levels with no dose limiting toxicities observed.

We currently retain all marketing rights worldwide to the compounds associated with our drug programs.

Company Information

We were incorporated in Delaware in August 1997. Our corporate headquarters are located at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922, and our telephone number is 908-517-7330. This is also where our medical and regulatory functions are located. Our research facility is located in Dundee, Scotland, which is also the center of our translational work and development programs.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. As a result, the information that we provide may be different than you might receive from other public reporting companies in which you hold equity interests.

Our corporate website address is www.cyclacel.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. The Securities and Exchange Commission maintains an internet site that contains our public filings with the Securities and Exchange Commission and other information regarding our company, at www.sec.gov. These reports and other information concerning our company may also be accessed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The contents of these websites are not incorporated into this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual reference only.

Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our design logo, “Cyclacel,” and our other registered and common law trade names, trademarks, and service marks are the property of Cyclacel Pharmaceuticals, Inc.

The trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for working capital and for other general corporate purposes. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. As of June 30, 2023, 12,642,822 shares of common stock were issued and outstanding. The following descriptions of our common stock and provisions of our amended and restated certificate of incorporation and amended and restated by-laws are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Transfer Agent

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “CYCC.”

Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Delaware Law and Certain Charter and By-law Provisions

The provisions of (1) Delaware law, (2) our amended and restated certificate of incorporation, and (3) our amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies.

For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Removal of Directors for Cause. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our stockholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 80% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our amended and restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered by the later of 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote Required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled “Anti-Takeover Provisions” or to reduce the number of authorized shares of common stock or preferred stock. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, an 80% vote is also required for any amendment to, or repeal of, our amended and restated bylaws by the stockholders. Our amended and restated bylaws may be amended or repealed by a simple majority vote of the board of directors.

DESCRIPTION OF PREFERRED STOCK

We have the authority to issue up to 5,000,000 shares of preferred stock. As of June 30, 2023, 335,273 shares of our preferred stock were outstanding as 6% Convertible Exchangeable Preferred Stock (see “6% Convertible Exchangeable Preferred Stock” below), 264 shares of our preferred stock were outstanding as Series A Convertible Preferred Stock (see “Series A Convertible Preferred Stock” below), and 237,745 shares of our preferred stock were outstanding as Series B Convertible Preferred Stock (see “Series B Convertible Preferred Stock” below). The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of preferred stock.

The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board of directors. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series of preferred stock:

•	the number of shares constituting the series and the distinctive designation of the series;

•	dividend rates, whether dividends are cumulative, and, if so, from what date; and the relative rights of priority of payment of dividends;

•	voting rights and the terms of the voting rights;

•	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

•	redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;

•	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and non-assessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

We have previously issued shares of preferred stock in three series, designated as 6% Convertible Exchangeable Preferred Stock, of which 335,273 are currently outstanding, as Series A Convertible Preferred Stock, of which 264 are currently outstanding, and as Series B Convertible Preferred Stock, of which 237,745 are currently outstanding. Our 6% Convertible Exchangeable Preferred Stock is quoted on The Nasdaq Capital Market under the symbol “CYCCP.”

6% Convertible Exchangeable Preferred Stock

General

Our board of directors designated 2,046,813 shares of the preferred stock that were issued as convertible preferred stock on November 3, 2004. The shares of convertible preferred stock are duly and validly issued, fully paid and non-assessable. These shares will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no obligation to retire the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to the holder’s right to convert the convertible preferred stock and our right to cause the conversion of the convertible preferred stock and exchange or redeem the convertible preferred stock at our option. Any convertible preferred stock converted, exchanged or redeemed or acquired by us will, upon cancellation, have the status of authorized but unissued shares of convertible preferred stock. We will be able to reissue these cancelled shares of convertible preferred stock.

Dividends

When and if declared by our board of directors out of the legally available funds, holders of the convertible preferred stock are entitled to receive cash dividends at an annual rate of 6% of the liquidation preference of the convertible preferred stock. Dividends are payable quarterly on the first day of February, May, August and November. If any dividends are not declared, they will accrue and be paid at such later date, if any, as determined by our board of directors. Dividends on the convertible preferred stock will be cumulative from the issue date. Dividends will be payable to holders of record as they appear on our stock books not more than 60 days nor less than 10 days preceding the payment dates, as fixed by our board of directors. If the convertible preferred stock is called for redemption on a redemption date between the dividend record date and the dividend payment date and the holder does not convert the convertible preferred stock (as described below), the holder shall receive the dividend payment together with all other accrued and unpaid dividends on the redemption date instead of receiving the dividend on the dividend date. Dividends payable on the convertible preferred stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

If we do not pay or set aside cumulative dividends in full on the convertible preferred stock and any other preferred stock ranking on the same basis as to dividends, all dividends declared upon shares of the convertible preferred stock and any other preferred stock ranking on the same basis as to dividends will be declared on a pro rata basis until all accrued dividends are paid in full. For these purposes, “pro rata” means that the amount of dividends declared per share on the convertible preferred stock and any other preferred stock ranking on the same basis as to dividends bear to each other will be the same ratio that accrued and unpaid dividends per share on the shares of the convertible preferred stock and such other preferred stock bear to each other. We will not be able to redeem, purchase or otherwise acquire any of our stock ranking on the same basis as the convertible preferred stock as to dividends or liquidation preferences unless we have paid or set aside full cumulative dividends, if any, accrued on all outstanding shares of convertible preferred stock.

Unless we have paid or set aside cumulative dividends in full on the convertible preferred stock and any other of the convertible preferred stock ranking on the same basis as to dividends:

•	we may not declare or pay or set aside dividends on common stock or any other stock ranking junior to the convertible preferred stock as to dividends or liquidation preferences, excluding dividends or distributions of shares, options, warrants or rights to purchase common stock or other stock ranking junior to the convertible preferred stock as to dividends; or

•	we will not be able to redeem, purchase or otherwise acquire any of our other stock ranking junior to the convertible preferred stock as to dividends or liquidation preferences, except in very limited circumstances.

Under Delaware law, we may only make dividends or distributions to our stockholders from:

•	our surplus; or

•	the net profits for the current fiscal year before which the dividend or distribution is declared under certain circumstances.

For the year ended December 31, 2022, the company declared dividends of $0.15 per share quarterly. These dividends were paid on May 1, August 1 and November 1, 2022, and February 1, 2023, respectively.

Conversion

Conversion Rights

Holders of our convertible preferred stock may convert the convertible preferred stock at any time into a number of shares of common stock determined by dividing the $10.00 liquidation preference by the conversion price of $39,480.00. This conversion price is equivalent to a conversion rate of approximately 0.00025 shares of common stock for each share of convertible preferred stock. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the common stock on the last business day prior to the conversion date. If we call the convertible preferred stock for redemption, the holder’s right to convert the convertible preferred stock will expire at the close of business on the business day immediately preceding the date fixed for redemption, unless we fail to pay the redemption price.

Automatic Conversion

Unless we redeem or exchange the convertible preferred stock, we may elect to convert some or all of the convertible preferred stock into shares of our common stock if the closing price of our common stock has exceeded 150% of the conversion price for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion. If we elect to convert less than all of the shares of convertible preferred stock, we shall select the shares to be converted by lot or pro rata or in some other equitable manner in our discretion. On or after November 3, 2007, we may not elect to automatically convert the convertible preferred stock if full cumulative dividends on the convertible preferred stock for all past dividend periods have not been paid or set aside for payment.

Conversion Price Adjustment - General

The conversion price of $39,480.00 will be adjusted if:

(1)	we dividend or distribute common stock in shares of our common stock;

(2)	we subdivide or combine our common stock;

(3)	we issue to all holders of common stock certain rights or warrants to purchase our common stock at less than the current market price;

(4)	we dividend or distribute to all holders of our common stock shares of our capital stock or evidences of indebtedness or assets, excluding:

•	those rights, warrants, dividends or distributions referred to in (1) or (3), or

•	dividends and distributions paid in cash;

(5)	we made a dividend or distribution consisting of cash to all holders of common stock;

(6)	we purchase common stock pursuant to a tender offer made by us or any of our subsidiaries; and

(7)	a person other than us or any of our subsidiaries makes any payment on a tender offer or exchange offer and, as of the closing of the offer, the board of directors is not recommending rejection of the offer. We will only make this adjustment if the tender or exchange offer increases a person’s ownership to more than 25% of our outstanding common stock, and only if the payment per share of common stock exceeds the current market price of our common stock. We will not make this adjustment if the offering documents disclose our plan to engage in any consolidation, merger, or transfer of all or substantially all of our properties and if specified conditions are met.

If we implement a stockholder rights plan, this new rights plan must provide that, upon conversion of the existing convertible preferred stock the holders will receive, in addition to the common stock issuable upon such conversion, the rights under such rights plan regardless of whether the rights have separated from the common stock before the time of conversion. The distribution of rights or warrants pursuant to a stockholder rights plan will not result in an adjustment to the conversion price of the convertible preferred stock until a specified triggering event occurs.

The occurrence and magnitude of certain of the adjustments described above is dependent upon the current market price of our common stock. For these purposes, “current market price” generally means the lesser of:

•	the closing sale price on certain specified dates, or

•	the average of the closing prices of the common stock for the ten trading day period immediately prior to certain specified dates.

We may make a temporary reduction in the conversion price of the convertible preferred stock if our board of directors determines that this decrease would be in our best interest. We may, at our option, reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock or rights to acquire stock or from any event treated as such for income tax purposes.

Conversion Price Adjustment - Merger, Consolidation or Sale of Assets

If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the shares of convertible preferred stock will convert into:

(1)	if the transaction is a common stock fundamental change, as defined below, common stock of the kind received by holders of common stock as a result of common stock fundamental change in accordance with paragraph (1) below under the subsection entitled “- Fundamental Change Conversion Price Adjustments,” and

(2)	if the transaction is not a common stock fundamental change, and subject to funds being legally available at conversion, the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the convertible preferred stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the conversion price in accordance with paragraph (2) below under the subsection entitled “- Fundamental Change Conversion Price Adjustments.”

The company formed by the consolidation, merger, asset acquisition or share acquisition shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

The following types of transactions, among others, would be covered by this adjustment:

(1)	we recapitalize or reclassify our common stock, except for:

•	a change in par value,

•	a change from par value to no par value,

•	a change from no par value to par value, or

•	a subdivision or combination of our common stock.

(2)	we consolidate or merge into any other person, or any merger of another person into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock,

(3)	we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

(4)	we undertake any compulsory share exchange.

Fundamental Change Conversion Price Adjustments

If a fundamental change occurs, the conversion price will be adjusted as follows:

(1)	in the case of a common stock fundamental change, the conversion price shall be the conversion price after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the purchaser stock price, as defined below, and the denominator of which is the applicable price, as defined below. However, in the event of a common stock fundamental change in which:

•	100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquirer or other third party, and cash, if any, paid with respect to any fractional interests in such common stock resulting from such common stock fundamental change, and

•	All of our common stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquirer or other third party, and any cash with respect to fractional interests,

•	the conversion price shall be the conversion price in effect immediately prior to such common stock fundamental change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquirer or other third party received by a holder of one share of our common stock as a result of the common stock fundamental change; and

(2)	in the case of a non-stock fundamental change, the conversion price shall be the lower of:

•	the conversion price after giving effect to any other prior adjustments effected pursuant to the preceding paragraph and

•	the product of

A.	the applicable price, and

B.	a fraction, the numerator of which is $10 and the denominator of which is (x) the amount of the redemption price for one share of convertible preferred stock if the redemption date were the date of the non-stock fundamental change (or if the date of such non-stock fundamental change falls within the period beginning on the first issue date of the convertible preferred stock through October 31, 2005, the twelve-month period commencing November 1, 2005 and the twelve-month period commencing November 1, 2006, the product of 106.0%, 105.4% or 104.8%, respectively, and $10) plus (y) any then-accrued and unpaid distributions on one share of convertible preferred stock.

Holders of convertible preferred stock may receive significantly different consideration upon conversion depending upon whether a fundamental change is a non-stock fundamental change or a common stock fundamental change. In the event of a non-stock fundamental change, the shares of convertible preferred stock will convert into stock and other securities or property or assets, including cash, determined by the number of shares of common stock receivable upon conversion at the conversion price as adjusted in accordance with (2) above. In the event of a common stock fundamental change, under certain circumstances, the holder of convertible preferred stock will receive different consideration depending on whether the holder converts his or her shares of convertible preferred stock on or after the common stock fundamental change.

Definitions for the Fundamental Change Adjustment Provision

“applicable price” means:

•	in a non-stock fundamental change in which the holders of common stock receive only cash, the amount of cash received by a holder of one share of common stock, and

•	in the event of any other fundamental change, the average of the daily closing price for one share of common stock during the 10 trading days immediately prior to the record date for the determination of the holders of common stock entitled to receive cash, securities, property or other assets in connection with the fundamental change or, if there is no such record date, prior to the date upon which the holders of common stock shall have the right to receive such cash, securities, property or other assets.

“common stock fundamental change” means any fundamental change in which more than 50% of the value, as determined in good faith by our board of directors, of the consideration received by holders of our common stock consists of common stock that, for the 10 trading days immediately prior to such fundamental change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market, except that a fundamental change shall not be a common stock fundamental change unless either:

•	we continue to exist after the occurrence of the fundamental change and the outstanding convertible preferred stock continues to exist as outstanding convertible preferred stock, or

•	not later than the occurrence of the fundamental change, the outstanding convertible preferred stock is converted into or exchanged for shares of preferred stock, which preferred stock has rights, preferences and limitations substantially similar, but no less favorable, to those of the convertible preferred stock.

“fundamental change” means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of our common stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise. However, for purposes of adjustment of the conversion price, in the case of any series of transactions or events, the fundamental change shall be deemed to have occurred when substantially all of the common stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of our common stock received in the transaction or event as a result of which more than 50% of our common stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

“non-stock fundamental change” means any fundamental change other than a common stock fundamental change.

“purchaser stock price” means the average of the daily closing price for one share of the common stock received by holders of the common stock in the common stock fundamental change during the 10 trading days immediately prior to the date fixed for the determination of the holders of the common stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the common stock shall have the right to receive such common stock.

Liquidation Rights

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of the convertible preferred stock shall receive a liquidation preference of $10 per share and all accrued and unpaid dividends through the distribution date. Holders of any class or series of preferred stock ranking on the same basis as the convertible preferred stock as to liquidation shall also be entitled to receive the full respective liquidation preferences and any accrued and unpaid dividends through the distribution date. Only after the preferred stock holders have received their liquidation preference and any accrued and unpaid dividends will we distribute assets to common stock holders or any of our other stock ranking junior to the shares of convertible preferred stock upon liquidation. If upon such dissolution, liquidation or winding up, we do not have enough assets to pay in full the amounts due on the convertible preferred stock and any other preferred stock ranking on the same basis with the convertible preferred stock as to liquidation, the holders of the convertible preferred stock and such other preferred stock will share ratably in any such distributions of our assets:

•	first in proportion to the liquidation preferences until the preferences are paid in full, and

•	then in proportion to the amounts of accrued but unpaid dividends.

After we pay any liquidation preference and accrued dividends, holders of the convertible preferred stock will not be entitled to participate any further in the distribution of our assets. The following events will not be deemed to be a dissolution, liquidation or winding up of Cyclacel:

•	the sale of all or substantially all of the assets;

•	our merger or consolidation into or with any other corporation; or

•	our liquidation, dissolution, winding up or reorganization immediately followed by a reincorporation as another corporation.

Optional Redemption

The Company may, at its option, redeem the Preferred Stock in whole or in part, out of funds legally available at the redemption price of $10.00 per share.

Exchange Provisions

We may exchange the convertible preferred stock in whole, but not in part, for debentures on any dividend payment date on or after November 1, 2005 at the rate of $10 principal amount of debentures for each outstanding share of convertible preferred stock. Debentures will be issuable in denominations of $1,000 and integral multiples of $1,000. If the exchange results in an amount of debentures that is not an integral multiple of $1,000, we will pay in cash an amount in excess of the closest integral multiple of $1,000. We will mail written notice of our intention to exchange the convertible preferred stock to each record holder not less than 30 nor more than 60 days prior to the exchange date.

We refer to the date fixed for exchange of the convertible preferred stock for debentures as the “exchange date.” On the exchange date, the holder’s rights as a stockholder of Cyclacel shall cease, the shares of convertible preferred stock will no longer be outstanding, and will only represent the right to receive the debentures and any accrued and unpaid dividends, without interest. We may not exercise our option to exchange the convertible preferred stock for the debentures if:

•	full cumulative dividends on the convertible preferred stock to the exchange date have not been paid or set aside for payment, or

•	an event of default under the indenture would occur on conversion, or has occurred and is continuing.

Voting Rights

Holders of our convertible preferred stock have no voting rights except as described below or as required by law. Shares of our convertible preferred stock held by us or any entity controlled by us will not have any voting rights.

The Certificate of Designations governing the Preferred Stock provides that if the Company fails to pay dividends on its Preferred Stock for six quarterly periods, holders of Preferred Stock are entitled to nominate and elect two directors to the Company’s Board of Directors.

Without the vote or consent of the holders of at least a majority of the shares of convertible preferred stock, we may not:

•	adversely change the rights, preferences and limitations of the convertible preferred stock by modifying our certificate of incorporation or bylaws, or

•	authorize, issue, reclassify any of our authorized stock into, increase the authorized amount of, or authorize or issue any convertible obligation or security or right to purchase, any class of stock that ranks senior to the convertible preferred stock as to dividends or distributions of assets upon liquidation, dissolution or winding up of the stock.

No class vote on the part of convertible preferred stock shall be required (except as otherwise required by law or resolution of our board of directors) in connection with the authorization, issuance or increase in the authorized amount of any shares of capital stock ranking junior to or on parity with the convertible preferred stock both as to the payment of dividends and as to distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary, including our common stock and the convertible preferred stock.

In addition, without the vote or consent of the holders of at least a majority of the shares of convertible preferred stock we may not:

•	enter into a share exchange that affects the convertible preferred stock, or

•	consolidate with or merge into another entity, or

•	permit another entity to consolidate with or merge into us,

unless the convertible preferred stock remains outstanding and its rights, privileges and preferences are unaffected or it is converted into or exchanged for convertible preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to the convertible preferred stock.

In determining a majority under these voting provisions, holders of convertible preferred stock will vote together with holders of any other preferred stock that rank on parity as to dividends and that have like voting rights.

Series A Preferred Stock

8,872 shares of the Company’s Series A Preferred Stock were issued in a underwritten public offering on July 21, 2017 (the “July 2017 Underwritten Public Offering”). Each share of Series A Preferred Stock is convertible at any time at the option of the holder thereof, into a number of shares of common stock determined by dividing $1,000 by the initial conversion price of $40.00 per share, subject to a 4.99% blocker provision, or, upon election by a holder prior to the issuance of shares of Series A Preferred Stock, 9.99%, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations.

During the year ended December 31, 2017, 8,608 shares of the Series A Preferred Stock were converted into 215,000 shares of common stock. As of June 30, 2023, 264 shares of the Series A Preferred Stock remain issued and outstanding. The 264 shares of Series A Preferred Stock issued and outstanding at June 30, 2023, are convertible into 6,600 shares of common stock.

In the event of a liquidation, the holders of Series A Preferred Shares are entitled to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. The Series A Certificate of Designation provides, among other things, that we shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series A Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Series A Certificate of Designation provides that no other dividends shall be paid on Series A Preferred Shares and that we shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence. The Series A Certificate of Designation does not provide for any restriction on the repurchase of Series A Preferred Shares by us while there is any arrearage in the payment of dividends on the Series A Preferred Shares. There are no sinking fund provisions applicable to the Series A Preferred Shares.

With certain exceptions, as described in the Series A Certificate of Designation, the Series A Preferred Stock has no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Series A Certificate of Designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred Stock or (c) effect a stock split or reverse stock split of the Series A Preferred Stock or any like event.

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the Series A Conversion Price. The “Series A Conversion Price” was initially $40.00 and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Series A Certificate of Designation further provides that we shall not effect any conversion of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series A Preferred Shares (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Preferred Stock Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event shall the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Subject to certain conditions, at any time following the issuance of the Series A Preferred Stock, we will have the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of our common stock for 30 consecutive trading days (the “Measurement Period”) exceeds 300% of the initial conversion price of the Series A Preferred Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions), (ii) the daily trading volume on each Trading Day during such Measurement Period exceeds $500,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company. Our right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock shall be exercised ratably among the holders of the then outstanding preferred stock.

The Series A Preferred Stock has no maturity date, will carry the same dividend rights as the common stock, and with certain exceptions contains no voting rights. In the event of any liquidation or dissolution of the Company, the Series A Preferred Stock ranks senior to the common stock in the distribution of assets, to the extent legally available for distribution.

Series B Preferred Stock

237,745 shares of the Company’s Series B Preferred Stock were issued in connection with a registered direct offering on December 18, 2020 (the “December 2020 Registered Direct Offering”). Each share of Series B Preferred Stock is convertible at any time at the option of the holder thereof, into a five shares of common stock, subject to a 9.99% blocker provision, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations.

As of June 30, 2023, 237,745 shares of the Series B Preferred Stock remain issued and outstanding. The 237,745 shares of Series B Preferred Stock issued and outstanding at June 30, 2023, are convertible into 1,188,725 shares of common stock.

In the event of a liquidation, the holders of Series B Preferred Shares are entitled to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. The Series B Certificate of Designation provides, among other things, that we shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series B Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Series B Certificate of Designation provides that no other dividends shall be paid on Series B Preferred Shares and that we shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

With certain exceptions, as described in the Series B Certificate of Designation, the Series B Preferred Stock has no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, the Series B Certificate of Designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights given to the holders of the Series B Preferred Stock, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series B Preferred Stock is convertible at any time at the holder’s option into five shares of common stock. The “Series B Conversion Price” was initially $4.18 and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Series B Certificate of Designation further provides that we shall not effect any conversion of Series B Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Preferred Shares (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 9.99% of the shares of our common stock then outstanding after giving effect to such exercise.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series.

Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants. We will describe the particular terms of any warrants that we may offer under this prospectus in more detail in the applicable prospectus supplement and the related warrant agreements and warrant certificates.

Outstanding Warrants

December 2020 Warrants

As of June 30, 2023, warrants to purchase 669,854 shares of common stock issued pursuant to a securities purchase agreement in a December 2020 financing transaction remained outstanding. Each warrant shall be exercisable beginning on the 12-month anniversary of the date of issuance for a period of five years after the date of issuance, at an exercise price of $4.13 per warrant share. The exercise price of the warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the warrants. The warrants may be exercised on a “cashless” basis.

April 2020 Warrants

As of June 30, 2023, 2,190,000 warrants issued pursuant to a securities purchase agreement in connection with an April 2020 equity financing remained outstanding, each with an exercise price of $5.00. The common warrants are immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s common stock. The common warrants were issued separately from the common stock and were eligible for transfer immediately after issuance. A common warrant to purchase one share of common stock was issued for every share of common stock purchased in this offering.

The common warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, the Company will round down to the next whole share.

July 2017 Warrants

As of June 30, 2023, 374,525 warrants issued in connection with the July 2017 underwritten public offering remained outstanding, each with an exercise price of $40.00. All such warrants were issued in connection with the July 2017 underwritten public offering and are immediately exercisable. The warrants expire in 2024. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. The warrant holders must pay the exercise price in cash upon exercise of the warrants, unless such warrant holders are utilizing the cashless exercise provision of the warrants. On the expiration date, unexercised warrants will automatically be exercised via the “cashless” exercise provision.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Exercisability. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.

Exercise of Warrants. All of the warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the warrant agent, with the exercise form set forth in the warrant completed and executed as indicated, either accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised or, under certain circumstances, by means of a cashless exercise, as provided for in the warrant. Notwithstanding the foregoing, the holder will not be required to physically surrender the warrant unless and until the aggregate warrant shares represented by the warrant are exercised. The warrants are exercisable by delivery of a written notice, with payment made within two trading days of the delivery of the notice of exercise.

Cashless Exercise. If, at any time during the exercisability period of any of the warrants, the holder is not permitted to sell shares of common stock issuable upon exercise of the relevant warrant pursuant to the registration statement or an exemption from registration is not available, and the fair market value of our common stock exceeds the exercise price of the warrants, the holder may elect to effect a cashless exercise of the warrants, in whole or in part, by surrendering the warrants to us, together with delivery to us of a duly executed exercise notice, and canceling a portion of the relevant warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Buy-in Right. If we fail to issue shares of common stock to the holder of a warrant within three business days of our receipt of a duly executed exercise notice, then the holder or any third party on behalf of the holder may, for such holder’s account, purchase in an open market transaction or otherwise, shares of common stock to deliver in satisfaction of a sale by the holder of shares of common stock issuable upon such exercise that the holder anticipated receiving from us. The Company shall (i) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares (as defined in such warrants) that the Company was required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the holder, either reinstate the portion of the warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations thereunder.

Transferability. The warrants and all rights thereunder are transferable upon surrender of the applicable warrant at the principal office of the Company or its designated agent, together with a written assignment of the applicable warrant duly executed by the holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Exchange Listing. We do not plan on making an application to list any of the warrants on The NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system. The common stock underlying the warrants is listed on the NASDAQ Capital Market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants, and generally including any merger with or into another entity (whether or not we are the surviving entity but excluding a migratory merger effected solely for the purpose of changing our jurisdiction of incorporation), sale of all or substantially all of our assets, tender offer or exchange offer, our consummation of a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder shall have the right to receive, as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of Cyclacel, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, the holders of the warrants, in the event of a fundamental transaction (i) in which holders of common stock receive all cash or substantially all cash or (ii) with a person whose common stock or equivalent equity security is not quoted or listed on an eligible market, as defined in such warrant, and, in either case, at the request of the holder delivered within 30 days after consummation of the fundamental transaction, we (or our successor entity) must purchase such warrant from the holder by paying to the holder, within seven business days after such request (or, if later, on the effective date of the fundamental transaction), cash in an amount equal to the Black Scholes value, as defined in such warrant, of the remaining unexercised portion of such warrant or Option Warrant on the date of such fundamental transaction. Fundamental transactions shall not include any transaction in which the Company is not a voluntary party thereto.

Waivers and Amendments. The provisions of each warrant may be amended and we may not take any action prohibited by such warrant, or omit to perform any act required to be performed pursuant to such warrant, only with the written consent of the holder of that warrant.

Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of common stock, including any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Fractional Shares. No fractional shares will be issued upon exercise of any of the warrants. We will pay to the holder thereof, in lieu of the issuance of any fractional share which is otherwise issuable to the warrant holder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants or rights for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Cyclacel Pharmaceuticals, Inc. as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022 incorporated in this Prospectus by reference from the Cyclacel Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

CYCLACEL PHARMACEUTICALS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

      , 2023